UNDERWRITING AGREEMENT

Between

DCM SERIES TRUST

and

AQUARIUS FUND DISTRIBUTORS , INC.

#

UNDERWRITING  AGREEMENT

AGREEMENT made this ____ day of October 2003, by and between DCM SERIES TRUST , a Massachusetts business trust, having its principal office and place of business at 7 Wells Avenue, Newton, Massachusetts 02459 (the “Trust”), and AQUARIUS FUND DISTRIBUTORS, INC. , a Nebraska corporation having its principal office and place of business at 4020 South 147th Street, Omaha, Nebraska 68137 (“AFD”).

WHEREAS, the Trust is offering shares of beneficial interest (the “Shares”) in investment portfolios as set forth on Schedule A (the “Fund”), which is the series of the Trust ..

WHEREAS, the Trust is an open-end management investment company registered with the United States Securities and Exchange Commission under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, AFD is registered under the Securities Exchange Act of 1934, as amended ("1934 Act"), as a broker-dealer and is engaged in the business of selling shares of registered investment companies either directly to purchasers or through other financial intermediaries; and

WHEREAS, the Trust desires that AFD offer, as principal underwriter, the Shares of the Fund to the public and AFD is willing to provide those services on the terms and conditions set forth in this Agreement in order to promote the growth of the Fund and facilitate the distribution of the Shares;

NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the Trust and AFD hereby agree as follows:

1.

APPOINTMENT OF AFD AND DELIVERY OF DOCUMENTS

(a)

The Trust hereby appoints AFD, and AFD hereby agrees, to act as distributor of the Shares of the Fund for the period and on the terms set forth in this Agreement. In connection therewith, the Fund has delivered to AFD copies of

(i)

the Trust’s Agreement and Declaration of Trust and By-laws (“Organic Documents”);

(ii)

the Trust’s current Registration Statement;

(iii)

the Trust’s  notification of registration under the 1940 Act on Form N-8A as filed with the SEC;

(iv)

the Trust’s current Prospectus and Statement of Additional Information (as currently in effect and as amended or supplemented, the “Prospectus”);

(v)

any current plan of distribution or similar document adopted by the Fund under Rule 12b-1 under the 1940 Act (“Plan”) and each current shareholder service plan or similar document  adopted by the  Trust   (“Service  Plan”).

(b)

The Trust shall promptly furnish AFD with:

(i)

all amendments of or supplements to the foregoing; and

(ii)

a certified copy of the resolution of the Board appointing AFD and authorizing the execution and delivery of this Agreement.

2.

EXCLUSIVE NATURE OF DUTIES

(a)

AFD shall be the exclusive representative of the Fund to act as distributor of the Fund except that the rights given under this Agreement to AFD shall not apply to: (i) Shares issued in connection with the merger, consolidation or reorganization of any other investment company or series or class thereof with a Fund or c lass thereof; (ii) the Trust’s acquisition by purchase or otherwise of all or substantially all of the assets or stock of any other investment company or series or class thereof; (iii) the reinvestment in Shares by the Fund shareholders of dividends or other distributions; or (iv) any other offering by the Fund of securities to its shareholders (collectively "exempt transactions").

(b)

Notwithstanding the foregoing, AFD is and may in the future distribute shares of other investment companies including investment companies having investment objectives similar to those of the Fund .. The Fund further understands that existing and future investors in the Fund may invest in shares of such other investment companies. The Fund agrees that the services that AFD provides to such other investment companies shall not be deemed in conflict with its duties to the Fund under this Agreement.

3.

OFFERING OF SHARES

(a)

AFD shall have the right to buy from the Fund the Shares needed to fill unconditional orders for Shares of the Fund placed with AFD by investors or selected dealers or selected agents (each as defined in Section 11 hereof) acting as agent for their customers’ or on their own behalf. Alternatively, AFD may act as the Fund ’s agent, to offer, and to solicit offers to subscribe to, Shares of the Fund ..

(b)

The price that AFD shall pay for Shares purchased from the Fund shall be the NAV used in determining the Public Offering Price on which the orders are based. Shares purchased by AFD are to be resold by AFD to investors at the respective Public Offering Price(s), or to selected dealers or selected agents acting in accordance with the terms of selected dealer or selected agent agreements described in Section 11 of this Agreement. The Fund will advise AFD of the NAV(s) each time that it is determined by the Fund , or its designated agent, and at such other times as AFD may reasonably request.

(c)

AFD will promptly forward all orders and subscriptions to the Fund or its designated agent.  All orders and all subscriptions shall be directed to the Fund for acceptance and shall not be binding until accepted by the Fund .. Any order or subscription may be rejected by the Fund ; provided, however, that the Fund will not arbitrarily or without reasonable cause refuse to accept or confirm orders or subscriptions for the purchase of Shares. The Fund or its designated agent will confirm orders and subscriptions upon their receipt, will make appropriate book entries and, upon receipt by the Fund or its designated agent of payment therefore , will issue such Shares in uncertificated form pursuant to the instructions of AFD. AFD agrees to cause such payment and such instructions to be delivered promptly to the Fund or its designated agent.

(d)

The Fund reserves the right to suspend the offering of Shares of the Fund at any time in the absolute discretion of the Board, and upon notice of such suspension AFD shall cease to offer Shares of the Fund specified in the notice.

(e)

No Shares shall be offered by either AFD or the Fund under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Fund if and so long as the effectiveness of the Registration Statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the Securities Act, or if and so long as a current prospectus, as required by Section 10(b) of the Securities Act, as amended, is not on file with the SEC; provided, however, that nothing contained in this paragraph shall in any way limit the Fund’s obligation to repurchase Shares from any shareholder in accordance with the provisions of the Fund's Organic Documents or the prospectus applicable to the Shares.

4.

REPURCHASE OR REDEMPTION OF SHARES BY THE TRUST

(a)

Any of the outstanding Shares of the Fund may be tendered for redemption at any time, and the Fund agree to redeem or repurchase the Shares so tendered in accordance with its obligations as set forth in the Organic Documents and the Prospectus relating to the Shares.

(b)

The Fund or its designated agent shall pay:

(i)

 the total amount of the redemption price consisting of the NAV less any applicable redemption fee to the redeeming shareholder or its agent, and

(c)

Redemption of Shares or payment therefore may be suspended at times when the New York Stock Exchange is closed for any reason other than its customary weekend or holiday closings, when trading thereon is restricted, when an emergency exists as a result of which disposal by the Fund of securities owned by the Fund is not reasonably practicable or it is not reasonably practicable for the Fund fairly to determine the value of the Fund’ s net assets, or during any other period when the SEC so requires or permits.

5.

DUTIES AND REPRESENTATIONS OF AFD

(a)

AFD shall use reasonable efforts to facilitate the sale of Shares of the Fund upon the terms and conditions contained herein and in the then current Prospectus.  AFD shall devote reasonable time and effort to effect sales of Shares but shall not be obligated to sell any specific number of Shares.  The services of AFD to the Fund hereunder are not to be deemed exclusive, and nothing herein contained shall prevent AFD from entering into like arrangements with other investment companies so long as the performance of its obligations hereunder is not impaired thereby.

(b)

AFD will execute and deliver agreements with broker/dealers, financial institutions and other industry professionals based on forms of agreement approved from time to time by the Board with respect to shares of the Fund , including but not limited to forms of sales support agreements and shareholder servicing agreements approved in connection with any distribution and/or servicing plan approved in accordance with Rule 12b-1 under the 1940 Act.

(c)

AFD shall be responsible for reviewing and providing advice and counsel on, and filing with the NASD, all sales literature (e.g., advertisements, brochures and shareholder communications, including the Fund’s website) with respect to the Fund ..  AFD will forward all NASD comments on marketing materials to the Trust for incorporation into such materials and the sole responsibility for incorporation of such comments shall remain with the Trust; provided, however, that the Trust shall provide all factual content, opinion, and other content for such materials and AFD shall not be responsible for the accuracy of the content of such materials, when used thereafter by the Trust or any person authorized by the Trust to use such material; nor shall AFD be responsible for the filing or content of any such materials used by third parties without the authorization of AFD; and provided further that AFD shall not be responsible for filing any materials that fall within the definition of advertising and sales literature if such materials are not provided to AFD in a form suitable for filing in a timely manner.  In addition, AFD will provide one or more persons, during normal business hours, to respond to telephone questions with respect to the Fund ..

(d)

AFD will register, it it’s sole discretion, as Registered Representatives those employees of the Trust as it deems appropriate.

(e)

AFD will forward all sales related complaints concerning the Fund to the Trust.

(f)

AFD will provide assistance in the preparation of quarterly board materials with regard to sales and other distribution related data reasonably requested by the B oard of the Fund ..

(g)

All activities by AFD and its agents and employees as distributor of Shares shall comply with all applicable laws, rules and regulations, including, without limitation, the 1940 Act, the Securities Act , the Securities Exchange Act, and the NASD Rules, all rules and regulations made or adopted pursuant to the 1940 Act by the SEC or any securities association registered under the Securities Exchange Act.

(h)

In selling Shares of the Fund , AFD shall use its best efforts in all material respects duly to conform with the requirements of all federal and state laws relating to the sale of the Shares.  None of AFD, any selected dealer, any selected agent or any other person is authorized by the Fund to give any information or to make any representations other than as is contained in a Fund Prospectus or any advertising materials or sales literature specifically approved in writing by the Fund or its agents.

(i)

AFD shall adopt and follow procedures for the confirmation of sales to investors and selected dealers or selected agents, the collection of amounts payable by investors and selected dealers or selected agents on such sales, and the cancellation of unsettled transactions, as may be necessary to comply with the requirements of the NASD.

(j)

AFD represents and warrants to the Trust that:

(i)

It is a corporation duly organized and existing and in good standing under the laws of the State of Nebraska and it is duly qualified to carry on its business in the State of Nebraska;

(ii)

It is empowered under applicable laws and by its Articles of Incorporation to enter into and perform this Agreement;

(iii)

All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement;

(iv)

It has and will continue to have access to the necessary facilities, equipment   and personnel to perform its duties and obligations under this Agreement;

(v)

This Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of AFD, enforceable against AFD in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; and

(vi)

It is registered under the Securities Exchange Act with the SEC as a broker-dealer, it is a member in good standing of the NASD, it will abide by the NASD Rules, and it will notify the Fund if its membership in the NASD is terminated or suspended.

(k)

Notwithstanding anything in this Agreement, including the Schedules, to the contrary, AFD makes no warranty or representation as to the number of selected dealers or selected agents with which it has entered into agreements in accordance with Section 11 hereof, as to the availability of any Shares to be sold through any selected dealer, selected agent or other intermediary or as to any other matter not specifically set forth herein.

6.

DUTIES AND REPRESENTATIONS OF THE TRUST

(a)

The Trust shall furnish to AFD copies of all financial statements and other documents to be delivered to shareholders or investors at least two Fund Business Days prior to such delivery and shall furnish AFD copies of all other financial statements, documents and other papers or information which AFD may reasonably request for use in connection with the distribution of Shares. The Trust shall make available to AFD the number of copies of the Fund’ s Prospectuses as AFD shall reasonably request.

(b)

The Trust shall take, from time to time, subject to the approval of the Board and any required approval of the shareholders of the Fund , all actions necessary to fix the number of authorized Shares (if such number is not unlimited) and to register the Shares under the Securities Act, to the end that there will be available for sale the number of Shares as reasonably may be expected to be sold pursuant to this Agreement.

(c)

The Trust will execute any and all documents, furnish any and all information and otherwise take all actions that may be reasonably necessary to register or qualify Shares for sale in such states as AFD may designate to the Fund and the Fund may approve, and the Fund shall pay all fees and other expenses incurred in connection with such registration or qualification; provided that AFD shall not be required to register as a broker-dealer or file a consent to service of process in any State and the Fund shall not  be required to qualify as a foreign corporation, Fund or association in any State. Any registration or qualification may be withheld, terminated or withdrawn by the Fund at any time in its discretion. AFD shall furnish such information and other material relating to its affairs and activities as the Fund requires in connection with such registration or qualification.

(d)

The Trust represents and warrants to AFD that:

(i)

It is a business trust duly organized and existing and in good standing under the laws of the Commonwealth of Massachusetts ;

(ii)

It is empowered under applicable laws and by its Organic Documents to enter into and perform this Agreement;

(iii)

All proceedings required by the Organic Documents have been taken to authorize it to enter into and perform its duties under this Agreement;

(iv)

It is an open-end management investment company registered with the SEC under the 1940 Act;

(v)

All Shares, when issued, shall be validly issued, fully paid and non-assessable;

(vi)

This Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

(vii)

The performance by the Trust of its obligations hereunder does not and will not contravene any provision of the Trust’s Agreement and Declaration of Trust.

(viii)

The Registration Statement is currently effective and will remain effective with respect to all Shares of the Fund being offered for sale;

(ix)

The Registration Statement and Prospectus have been or will be, as the case may be, carefully prepared in conformity with the requirements of the Securities Act and the rules and regulations thereunder;

(x)

The Registration Statement and Prospectus contain or will contain all statements required to be stated therein in accordance with the Securities Act and the rules and regulations thereunder; all statements of fact contained or to be contained in the Registration Statement or Prospectus are or will be true and correct at the time indicated or on the effective date as the case may be; and neither the Registration Statement nor any Prospectus, when they shall become effective or be authorized for use, will include an untrue statement of a material fact or omit to state a  material  fact  required  to be stated  therein  or necessary to make the statements  therein not misleading to a purchaser of Shares;

(xi)

It will from time to time file such amendment or amendments to the Registration   Statement   and   Prospectus as, in the light of then-current and then-prospective developments, shall, in the opinion of its counsel, be necessary in order to have the Registration Statement and Prospectus at all times contain all material facts required to be stated therein or necessary to make any statements therein   not   misleading   to a purchaser   of Shares   ("Required Amendments");

(xii)

It shall not file any amendment to the Registration Statement or Prospectus without giving AFD reasonable advance notice thereof; provided, however, that nothing contained in this Agreement shall in any way limit the Fund’ s right to file at any time such amendments to the Registration Statement or Prospectus, of whatever character, as the Fund may deem advisable, such right being in all respects absolute and unconditional; and

(xiii)

Any amendment to the Registration Statement or Prospectus hereafter filed will, when it becomes effective, contain all statements required to be stated therein in accordance with the 1940 Act and the rules and regulations thereunder; all statements of fact contained in the Registration Statement or Prospectus will, when it becomes effective, be true and correct at the time indicated or on the effective date as the case may be; and no such amendment, when it becomes effective, will include an untrue  statement  of a material  fact or will omit to state a material fact required to be stated  therein or necessary to make the statements therein not misleading to a purchaser of the Shares.

7.

INDEMNIFICATION OF AFD BY THE TRUST

(a)

The Trust authorizes AFD and any dealers with whom AFD has entered into dealer agreements to use the latest Prospectus in the form furnished by the Trust in connection with the sale of Shares.  The Trust agrees to indemnify, defend and hold AFD, its several officers and directors, and any person who controls AFD within the meaning of Section 15 of the Securities Act free and harmless from and against any and all claims, demands, liabilities and expenses (including the reasonable cost of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which AFD, its officers and directors, or any such controlling persons, may incur under the Securities Act, the 1940 Act, or common law or otherwise, arising out of or based upon:

(i)

any untrue statement, or alleged untrue statement, of a material fact required to be stated in either any Registration Statement or any Prospectus,

(ii)

any omission, or alleged omission, to state a material fact required to be stated in any Registration Statement or any Prospectus or necessary to make the statements in any of them not misleading,

(iii)

the Trust’s  failure to maintain an effective Registration statement and Prospectus with respect to Shares of the Fund that are the subject of the claim or demand, or

(iv)

the Trust’ s failure to provide AFD with advertising or sales materials to be filed with the NASD on a timely basis.

(b)

 The Trust’s agreement to indemnify AFD, its officers or directors, and any such controlling person will not be deemed to cover any such claim, demand, liability or expense to the extent that it arises out of or is based upon:

(i)

any such untrue statement, alleged untrue statement, omission or alleged omission made in any Registration Statement or any Prospectus in reliance upon information furnished by AFD, its officers, directors or any such controlling person to the Fund or its representatives for use in the preparation thereof, or

(ii)

willful misfeasance, bad faith or gross negligence in the performance of AFD’s duties, or by reason of AFD’s reckless disregard of its obligations and duties under this Agreement ("Disqualifying Conduct").

(c)

The Trust’s agreement to indemnify AFD, its officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon the Trust’s being notified of any action brought against AFD, its officers or directors, or any such controlling person, such notification to be given by letter, by facsimile or by telegram addressed to the Fund at the address set forth above within a reasonable period of time after the summons or other first legal process shall have been served; provided, however, that the failure to notify the Trust of any such action shall not relieve the Trust  from any liability which the Trust  may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of the Fund’s indemnity agreement contained in this Section.

(d)

The Trust will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the Trust and approved by AFD, which approval shall not be unreasonably withheld.  If the Trust elects to assume the defense of any such suit and retain counsel of good standing approved by AFD, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Trust  does not elect to assume the defense of any such suit, the Trust will reimburse AFD, its officers and directors, or the controlling person or persons named as defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by them.

(e)

The Trust’s indemnification agreement contained in this Section and the Fund’ s representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of AFD, its officers and directors, or any controlling person, and shall survive the delivery of any Shares. This agreement of indemnity will inure exclusively to AFD’s benefit, to the benefit of its several officers and directors, and their respective estates, and to the benefit of any controlling persons and their successors. The Trust agrees promptly to notify AFD of the commencement of any litigation or proceedings against the Trust or any of its officers or Board members in connection with the issue and sale of Shares.

8.

INDEMNIFICATION OF THE TRUST BY AFD

(a)

AFD agrees to indemnify, defend and hold the Trust, its several officers and Board members, and any person who controls the Trust within the meaning of Section 15 of the Securities Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the reasonable cost of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which the Trust, its officers or Board members, or any such controlling person, may incur under the Securities Act, the 1940 Act, or under common law or otherwise, but only to the extent that such liability or expense incurred by the Trust , its officers or Board members, or such controlling person results from such claims or demands:

arising out of or based upon any sales literature, advertisements, information, statements or representations made by AFD and unauthorized by the Trust or any Disqualifying Conduct in connection with the offering and sale of any Shares, or arising out of or based upon any untrue, or alleged untrue, statement of a material fact contained in information furnished in writing by AFD to the Fund  specifically for use in the Trust’s  Registration Statement and used in the answers to any of the items of the Registration Statement or in the corresponding statements made in the Prospectus, or shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such information furnished in writing by AFD to the Trust  and required to be stated in such answers or necessary to make such information not misleading.

(b)

AFD’s agreement to indemnify the Trust, its officers and Trustees, and any such controlling person, as aforesaid, is expressly conditioned upon AFD’s being notified of any action brought against the Trust, its officers or Trustees, or any such controlling person, such notification to be given by letter, by facsimile or by telegram addressed to AFD at its address set forth above within a reasonable period of time after the summons or other first legal process shall have been served.

(c)

The failure to notify AFD of any such action shall not relieve AFD from any liability which its may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of AFD’s indemnity agreement contained in this Section.

(d)

AFD will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by AFD and approved by the Trust, which approval shall not be unreasonably withheld.  If AFD elects to assume the defense of any such suit and retain counsel of good standing approved by the Trust the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in the case AFD does not elect to assume the defense of any such suit, AFD will reimburse the Trust, the Trust’s  officers and directors, or the controlling person or persons named as defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by the Trust  or them.

(e)

AFD’s indemnification agreement contained in this Section and AFD’s representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by AFD or on behalf of AFD, its officers and directors, or any controlling person, and shall survive the delivery of any Shares. This agreement of indemnity will inure exclusively to the Fund’ s benefit, to the benefit of the Fund’ s officers and Trustees, and their respective estates, and to the benefit of any controlling persons and their successors. AFD agrees promptly to notify the Fund of the commencement of any litigation or proceedings against AFD or any of its officers or directors in connection with the issue and sale of Shares.

9.

NOTIFICATION BY THE TRUST

(a)

The Trust agrees to advise AFD as soon as reasonably practical:

(i)

of any request by the SEC for amendments to the Registration Statement or any Prospectus then in effect;

(ii)

of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or any Prospectus then in effect or of the initiation of any proceeding for that purpose;

(iii)

of the happening of any event that makes untrue any statement of a material fact made in the Registration Statement or any Prospectus then in effect or which requires the making of a change in such Registration Statement or Prospectus in order to make the statements therein not misleading;

(iv)

of all actions of the SEC with respect to any amendment to any Registration Statement or any Prospectus which may from time to time be filed with the SEC;

(v)

if a current Prospectus is not on file with the SEC;  and

(vi)

of all advertising, sales materials and other communications with the public required to be filed with the NASD. This obligation shall extend to all revisions of such communications.

For purposes of this section, informal requests by or acts of the Staff of the SEC shall not be deemed actions of or requests by the SEC.

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10.

COMPENSATION AND EXPENSES

(a)

In consideration of AFD’s services in connection with the distribution of Shares of the Fund , the Trust, on behalf of each Fund, agrees to pay AFD the fees set forth in Schedule B hereto.  The Distribution Service Fee set forth on Schedule B shall be offset by any fees and charges collected and retained by AFD as set forth below ..

(b)

(i)

any applicable sales charge assessed upon investors in connection with the purchase of Shares;

(ii)

from the Fund , the distribution fees with respect to the Shares of those Classes as designated on Schedule A for which any Plan is effective (the “Distribution Fee”); and

(iii)

from the Fund , the shareholder services fees with respect to the Shares of those Classes as designated on Schedule A for which any s ervice p lan is effective (the “Shareholder Services Fee”).  At the present time, no such s ervice p lan is in effect.

(c)

The Distribution Fee and Shareholder Service Fee, if any, shall be accrued daily by the Trust or c lass thereof and shall be paid monthly as promptly as possible after the last day of each calendar month but in any event on or before the fifth (5th) Fund Business Day after month-end, at the rate or in the amounts set forth in the Plan(s). The Trust grants and transfers to AFD a general lien and security interest in any and all securities and other assets of the Trust now or hereafter maintained in an account at the Trust’s custodian on behalf of the Trust to secure any Distribution Fees, Shareholder Service Fees, or other fees owed AFD by the Trust  under this Agreement.

(d)

The Trust shall be responsible and assumes the obligation for payment of all the expenses of the Trust, including fees and disbursements of its counsel and auditors, in connection with the preparation and filing of the Registration Statement and Prospectus (including but not limited to the expense of setting in type the Registration Statement and Prospectus and printing sufficient quantities for internal compliance, regulatory purposes and for distribution to current shareholders).

(e)

The Trust shall bear the cost and expenses (i) of the registration of the Shares for sale under the Securities Act; (ii) of the registration or qualification of the Shares for sale under the securities laws of the various States; (iii) if necessary or advisable in connection therewith, of qualifying the Fund , (but not AFD) as an issuer or as a broker or dealer, in such States as shall be selected by the Trust and AFD pursuant to Section 6(c) hereof; and (iv) payable to each State for continuing registration or qualification therein until the Fund decide to discontinue registration or qualification pursuant to Section 6(c) hereof. AFD shall pay all expenses relating to AFD's broker-dealer qualification.

11.

SELECTED DEALER AND SELECTED AGENT AGREEMENTS

AFD shall have the right to enter into selected dealer agreements with securities dealers of its choice ("selected dealers") and selected agent agreements with depository institutions and other financial intermediaries of its choice ("selected agents") for the sale of Shares and to fix therein the portion of the sales charge, if any, that may be allocated to the selected dealers or selected agents; provided, that the Trust shall approve the forms of agreements with selected dealers or selected agents and shall review the compensation set forth therein. Selected dealers and selected agents shall resell Shares of the Fund at the public offering price(s) set forth in the Prospectus relating to the Shares. Within the United States, AFD shall offer and sell Shares of the Fund only to selected dealers that are members in good standing of the NASD.

12.

CONFIDENTIALITY

AFD agrees to treat all records and other information related to the Trust as proprietary information of the Trust and, on behalf of itself and its employees, to keep confidential all such information, except that AFD may:

(a)

Prepare or assist in the preparation of periodic  reports to shareholders  and regulatory  bodies such as the SEC;

(b)

provide information  typically supplied in the investment company industry to companies that track or report price,  performance or other information regarding investment companies; and

(c)

release such other  information  as  approved in writing by the Fund, which approval shall not be unreasonably withheld;

AFD may release any information regarding the Trust  without the consent of the Trust  if AFD reasonably believes that it may be exposed to civil or criminal legal proceedings for failure to comply, when requested to release any information by duly constituted authorities or when so requested by the Trust .

13.

EFFECTIVENESS AND DURATION

(a)

This Agreement shall become effective as of the date hereof and will continue for an initial two-year term and will continue thereafter so long as such continuance is specifically approved at least annually (i) by the Trust’s s Board or (ii) by a vote of a majority of the Shares of the Trust, provided that in either event its continuance also is approved by a majority of the Board members who are not "interested persons" of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

(b)

This agreement is terminable, without penalty, on not less than sixty days' notice, by the Board, by vote of a majority of the outstanding voting securities of such Trust, or by AFD.

(c)

This Agreement will automatically and immediately terminate in the event of its "assignment."

(d)

AFD agrees to notify the Trust immediately upon the event of AFD’s expulsion or suspension by the NASD.  This Agreement will automatically and immediately terminate in the event of AFD’s expulsion or suspension by the NASD.

14.

DEFINITIONS

As used in this Agreement, the following terms shall have the meaning set forth below:

(a)

The “Board" means the Board of Trustees of the Trust ..

(b)

“Fund Business Day” means any day on which the NAV of Shares of each Fund is determined as stated in the then current prospectus.

(c)

“NASD Rules” means the Constitution, By-Laws, and Rules of Fair Practice of the National Association of Securities Dealers, Inc. (the "NASD") and any interpretations thereof.

(d)

“NAV” means the net asset value per Share of each Fund as determined by the Fund, or its designated agent, in accordance with and at the times indicated in the applicable Prospectus of the Fund on each Fund Business Day in accordance with the method set forth in the Prospectus and guidelines established by the Board.

(e)

“Public Offering Price” means the price per Share of the Fund at which AFD or selected dealers or selected agents may sell Shares to the public or to those persons eligible to invest in Shares as described in the Prospectus of the Fund , determined in accordance with such Prospectus under the Securities Act relating to such Shares.

(f)

“Prospectus” means the current prospectus and statement of additional information of the Fund, as currently in effect and as amended or supplemented.

(g)

“Registration Statement” means the Fund’s Registration Statement on Form N-1A and all amendments thereto filed with the SEC.

(h)

“SEC” means the U.S.  Securities and Exchange Commission.

(i)

“Securities Act” means the Securities Act of 1933, as amended.

(j)

 “Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k)

“1940 Act” means the Investment Company Act of 1940, as amended.

(l)

The terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meanings as such terms have in the 1940 Act.

15.

MISCELLANEOUS

(a)

No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought.

(b)

The laws of the State of Nebraska shall govern this agreement without giving effect to principles of conflicts of laws.

(c)

If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

(d)

Any controversy or claim arising out of, or related to, this Agreement, its termination or the breach thereof, shall be settled by binding arbitration by three arbitrators (or by fewer, if the parties subsequently agree thereto) in the City of Omaha, Nebraska, in accordance with the securities arbitration rules then obtaining of the American Arbitration Association, and the arbitrators’ decision shall be binding and final, and judgment upon the award rendered may be entered in any court having jurisdiction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized persons, as of the day and year first above written.

DCM SERIES TRUST

AQUARIUS FUND DISTRIBUTORS , INC.

By:

By:

       Jonathan J. Derby

Ann T. Zemann

      Co-Chairman and Vice President

President

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DISTRIBUTION AGREEMENT

Schedule A

Funds to be Serviced Under This Agreement

The DCM Growth Fund

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DISTRIBUTION AGREEMENT

Schedule B

Fees

Distribution Service Fee

For services performed hereunder, the Trust shall pay

 an annual fee of $2,500.00 per Fund, per share class, payable monthly in arrears in the amount of $208.33 per Fund, per share class.

•

Out-of-Pocket Expenses

The Trust shall pay all Reasonable out-of-pocket expenses incurred by AFD in connection with activities performed for the Trust hereunder including, without limitation:

•

advertising review and filing costs

•

typesetting, printing and distribution of Prospectuses and shareholder reports

•

production, printing, distribution and placement of advertising and sales literature and materials

•

engagement of designers, free-lance writers and public relations firms

•

long-distance telephone lines, services and charges

•

postage

•

overnight delivery charges

•

NASD fees

•

record retention fees

•

travel, lodging and meals

** All payments set forth herein shall be due within 30 days of receipt of an invoice from AFD **

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